As filed with the Securities and Exchange Commission on September 21, 2001


                                                      Registration No.333-61538

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                Amendment No. 3

                                       to

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ON THE GO HEALTHCARE, INC.
                 (Name of small business issuer in its charter)

Delaware                               5090                  98-0231687
(State of other jurisdiction (Primary Standard Industrial (IRS Employer
of incorporation)            Classification Code Number) Identification Number)

                          85 Corstate Avenue, Unit #1
                                Concord, Ontario
                                 Canada L4K 4Y2
                                 (905) 760-2987
         (Address and telephone number of principal executive offices)

         85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2
(Address of principal place of business or intended principal place of business)

                             Stuart Turk, President
                          85 Corstate Avenue, Unit #1
                                Concord, Ontario
                                 Canada L4K 4Y2
                                 (905) 760-2987
           (Name, address and telephone number of agent for service)

                          Copies of communications to:
                             Shustak Jalil & Heller
                               545 Madison Avenue
                              New York, N.Y. 10022
                               T: (212) 688-5900
                               F: (212) 688-6151

       Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

       If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=============================================================================
Title of each   Amount to be  Proposed maximum  Proposed        Amount of
class of        registered    offering price    maximum         registration
securities                    per security(1)   aggregate       fee
to be                                           offering price
registered
-----------------------------------------------------------------------------

Common stock,
par value
$.0001 per        2,141,500        $0.25           $535,375        $133.84
share, to
be sold by
us
-----------------------------------------------------------------------------
Common stock,
to be sold by
certain selling   5,658,500        $0.25         $1,414,625        $353.65
stockholders
-----------------------------------------------------------------------------
Totals.........   7,800,000                      $1,950,000        $487.49
-----------------------------------------------------------------------------
=============================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                     Subject to completion,  September 21, 2001


                                                         INITIAL PUBLIC OFFERING
                                                                      PROSPECTUS

                           ON THE GO HEALTHCARE, INC.

             2,141,500 Shares of Common Stock to be Offered by Us 5,658,500 Shares of Common Stock to be Offered by Selling Stockholders
                                $0.25 Per Share


We are offering these shares through our officers and directors without the use of a professional underwriter. We will not pay commissions on stock sales. This offering will expire on January 21, 2002, which is 120 days following the date of this prospectus. The offering may be extended for up to an additional 60 days, in our sole discretion

This is our initial public offering, and no public market currently exists for our shares. Management determined the offering price of the common stock to be registered by this prospectus. The offering price may not reflect the market price of our shares after the offering. We anticipate enlisting the services of a market maker to apply for listing of the shares of common stock on the NASDAQ OTC Bulletin Board, under the proposed symbol of "OTG".

                              ____________________

        This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                              ____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


=============================================================================
           Price to     Underwriting    Proceeds to   Proceeds to
           Public       Discounts and   Company (1)   Selling Stockholders
                        Commissions                   (1)(2)

Per Share  $     0.25   $0.00           $   0.25      $     0.25
Total      $1,950,000   $0.00           $535,375      $1,414,625
=============================================================================

(1) Does not include offering costs, including printing, filing, legal, accounting and transfer agent fees estimated at $65,000.
(2) Proceeds to be obtained by Selling Stockholders shall not inure to our benefit.



               The date of this Prospectus is September 21, 2001

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................................3
     On The Go Healthcare, Inc..............................................3
     The Offering...........................................................3
     Summary Financial Information..........................................4
RISK FACTORS................................................................6
USE OF PROCEEDS.............................................................8
DILUTION....................................................................9
CAPITALIZATION.............................................................10
DIVIDEND POLICY............................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS...................................11
DESCRIPTION OF BUSINESS....................................................14
DESCRIPTION OF PROPERTY....................................................19
MANAGEMENT.................................................................19
EXECUTIVE COMPENSATION.....................................................21
RELATED PARTY TRANSACTIONS.................................................21
MARKET FOR OUR COMMON STOCK................................................21
REPORTS TO SECURITYHOLDERS.................................................22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............22
SELLING STOCKHOLDERS.......................................................22
DESCRIPTION OF SECURITIES..................................................24
SHARES ELIGIBLE FOR FUTURE SALE............................................24
PLAN OF DISTRIBUTION.......................................................25
LEGAL PROCEEDINGS..........................................................26
LEGAL MATTERS..............................................................26
EXPERTS....................................................................26
FINANCIAL STATEMENTS......................................................F-1

        No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.


Until January 21, 2002, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.


                               PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information about us and our financial statements and the notes to those statements included elsewhere in this prospectus.

                           On The Go Healthcare, Inc.

        We were incorporated in the State of Delaware on July 21, 2000. International Mount Company Limited, which was incorporated under the laws of Canada in August 1993, is our wholly-owned subsidiary. We acquired International Mount on July 21, 2000, through the issuance to its shareholders of 16,000,000 shares of our common stock, in exchange for all of the issued and outstanding shares of International Mount's common stock, pursuant to a Share Exchange Agreement. We conduct business directly and through our subsidiary.


        Through our subsidiary, International Mount, we are a manufacturer of healthcare products targeting the home healthcare, medical, rehabilitation and long-term care markets in Canada. We currently manufacture, market and distribute portable reusable heating pads and molded cases for pills, condoms and tampons under our own brand names throughout Canada. We maintain manufacturing and distribution facilities in Canada. We continuously seek to expand our product lines by increasing our investment in product development, relevant acquisitions, and through the forming of strategic alliances with other companies. Our primary marketing strategy is directed towards hospitals, nursing homes, physicians, home healthcare and rehabilitation re-distributors, as well as both wholesalers and retailers of healthcare products, including drug stores, catalog companies, pharmacies, home-shopping related businesses, and certain governmental agencies. Currently, our primary customers are independent retailers, franchised drug stores and wholesalers.



        Our strategic objective is to be a leading provider of medical products to the rapidly growing home healthcare, medical/surgical, rehabilitation and long-term care markets through the offering of a focused product line.

        Our principal executive offices are located at 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2. Our telephone number is
(905) 760-2987.

                                  The Offering

Common stock offered by us......................................2,141,500 shares

Common stock offered selling stockholders.......................5,658,500 shares

Common Stock outstanding
Before the offering............................................17,858,500 shares
After the offering.............................................20,000,000 shares

Use of proceeds...................We will use the net proceeds to us to increase sales and marketing, for general working capital purposes, inventory and raw materials, machinery and new product testing and capital expenditures.

                   Summary Consolidated Financial Information

        The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.


Consolidated Statement of Operations Data:


                                                                                                         Ten Month
                                        Nine Months Ended              Period from        Year Ended    Period Ended
                                            April 30,              June 1, to July 31,      May 31,       May 31,
                                     ----------------------    ------------------------   -------------------------
                                       2001          2000          2000          1999        2000         1999
                                     ------------------------------------------------------------------------------
                                    (Unaudited)  (Unaudited)

Sales                                $    5,388   $   66,483                 $    9,593   $  107,890   $    4,614
Cost of sales                             1,088       27,147                                  45,826
                                     ------------------------------------------------------------------------------
Gross profit                              4,300       39,336                      9,593       62,064        4,614
Selling, general and administrative
        Expenses                        149,425       21,403   $    2,463         1,444       47,584       31,229
                                     ------------------------------------------------------------------------------
(Loss) income from operations          (145,125)      17,933       (2,463)        8,149       14,480      (26,615)
                                     ------------------------------------------------------------------------------

Other  income:
        Foreign currency exchange           176                                                   17          167
        Management fees                                                                                    36,613
                                     ------------------------------------------------------------------------------
 Total other income                         176                                                   17       36,780
                                     ------------------------------------------------------------------------------

Net (loss) income before income
        taxes                          (144,949)      17,933       (2,463)        8,149       14,497       10,165
Income tax  (benefit) expense           (57,979)       3,072                      1,792        3,060        2,273
                                     ------------------------------------------------------------------------------
Net (loss) income                    $  (86,970)  $   14,861   $   (2,463)   $    6,357   $   11,437   $    7,892
                                     ==============================================================================
Net (loss) income per common share        $(.01)       $ .00        $(.00)         $.00         $.00         $.00
                                     ==============================================================================
Weighted average number of
        common shares outstanding    16,725,337   16,000,000   16,000,000    16,000,000   16,000,000   16,000,000
                                     ==============================================================================

Consolidated Balance Sheet Data:

                                                       April 30,       July 31,
                                                         2001             2000
                                                    ----------------------------
                                                       (Unaudited)
Assets
Current assets:
        Cash and cash equivalents                      $   185,054
        Inventory                                            7,702
        Prepaid expenses and other current assets            2,630    $     534
                                                       ------------------------
Total current assets                                       195,386          534
                                                       ------------------------

Property and equipment, net of accumulated depreciation     73,476       30,287
                                                       ------------------------

Other assets:
        Deferred income taxes                               58,254
        Deferred offering costs                             60,331
        Capitalized web site development costs
         net of accumulated amortization                    15,189
                                                       ------------------------
Total other assets                                         133,774
                                                       ------------------------
                                                       $   402,636    $  30,821
                                                       ========================

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
        Accounts payable                               $    27,782
        Accrued expenses, including related party of
           $10,830 at July 31, 2000                                   $  12,068
        Current portion of notes payable to related party   11,760
        Income taxes payable                                 2,912        4,450
                                                       ------------------------
Total current liabilities                                   42,454       16,518
                                                       ------------------------

Notes payable to related parties, net of current portion    45,000       60,568
                                                       ------------------------

Stockholders' equity (deficit):
        Common stock; $.0001 par value; 50,000,000 shares
          authorized; 17,858,500 and 16,000,000 shares
          issued and outstanding at April 30, 2001 and
          July 31, 2000, respectively                        1,786        1,600
        Additional paid-in capital                         452,521
        Accumulated other comprehensive (loss)              (4,629)        (339)
        Accumulated deficit                               (134,496)     (47,526)
                                                        ------------------------
Total stockholders' equity (deficit)                       315,182      (46,265)
                                                        ------------------------
                                                        $  402,636    $  30,821
                                                        ========================

                                  RISK FACTORS



        You should carefully consider the risks described below before making any investment decision. If any of the following or any other unforeseen risks actually occur, our business, financial condition and results of operations will likely suffer. In that event, the trading price of our securities could decline and you may lose all or part of your investment.

                           Risks Related to Our Business

We could go out of business and you may lose your investment if we are unable to develop or market our products.

        Since our inception, we have engaged in limited business activities, through our subsidiary, manufacturing healthcare products. The manufacture of our products may require further capital investments, development and regulatory approvals. We may be faced with problems, delays, expenses and difficulties which are typically encountered by companies in an early stage of development, many of which may be beyond our control. These include, but are not limited to, unanticipated problems and costs related to development, regulatory compliance, production, marketing, economic and political factors and competition. There can be no assurance that we will be able to develop, provide at reasonable cost, or market successfully, any of our products. Therefore, we could go out of business and you may lose your investment.

If we lose the research and development skills and manufacturing capabilities of our founder, our ability to attain profitability may be impeded.

        Stuart Turk founded On The Go with the intent of capitalizing on the growing market opportunity for healthcare products. He leveraged his research and development skills and manufacturing capabilities to begin the company. He has invested the necessary start-up costs to date from his personal finances. Stuart Turk founded On The Go with the intent of capitalizing on the growing market opportunity for healthcare products.
He leveraged his research and development skills and manufacturing capabilities to begin the company. He has invested the necessary start-up costs to date from his personal finances.

        Mr. Turk is critical to our expansion to the next level of growth. Mr. Turk continues to be our chief product designer and engineer. Our success depends, in large part, upon Mr. Turk's continued availability and our ability to attract and retain highly qualified technical and management personnel. If we were to lose the benefit of his services, our ability to develop and market our products may be significantly impaired, which would impede our ability to attain profitability. Mr. Turk holds prime relationships with key suppliers. These relationships afford us access to valuable resources that help ensure raw product availability
on time that is competitively priced.    The loss of key personnel or the
failure to recruit necessary additional personnel might impede the achievement of our objectives as our strength is our people. We presently have no employment agreements with any of our key personnel.

We may not be able to make our products, and therefore, we may not be able to generate revenues.

        The success of our products is dependent upon the performance and cooperation of independent suppliers and vendors of our raw materials whose services are and will be a material part of our products. We do not have, nor will we have, any direct control over these third parties. Furthermore, we do not have any formal agreements with our suppliers. If we are unable to obtain raw materials we will not be able to produce our products, and therefore, we may not be able to generate revenues.


You may not have your funds returned if we do not raise enough money in this offering to develop our sales and marketing efforts.

        There is no minimum amount of proceeds required to be subscribed for by investors before we can close this offering and commence utilizing the proceeds. While we believe that we have sufficient funds to fund our operations for a minimum of 12 months following the date of this prospectus, we intend to immediately use the proceeds received in this offering as they are received. Therefore, you will not have your funds returned if we do not raise enough money in this offering to develop our sales and marketing efforts.

We may be affected by unexpected Year 2000 technology problems.

        Our computers, software and other equipment were not affected by the passage into the Year 2000. However, there could be latent year 2000 problems that arise.

We arbitrarily set the offering price, and therefore, you may lose all or part of your investment.

        Following this offering, the market price for our common stock may be volatile depending on various factors, including the general economy, stock market conditions, announcements by us or our competitors, fluctuations in our operating results or for undeterminable reasons. There can be no assurance that an active trading market will develop after the offering or, if developed, that it will be sustained and you may lose all or part of your investment.

        We arbitrarily set the offering price of the shares in this offering. The price bears no relation to our book value, net worth, assets or any other financial criteria. In no event should the offering price be regarded as an indicator of any future market price of our securities. You may lose all or part of your investment if the offering price is higher than the future market price of our shares.

We do not intend to pay dividends in the foreseeable future, therefore, you may never see a return on your investment.

        We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available therefor and other factors. Therefore, you may never see a return on your investment. Investors who anticipate a need for immediate income from their investment should not purchase the securities offered in this prospectus.


You will have no control over our policies and affairs.

        Upon completion of the offering, our original shareholders will own at a minimum 80% of our outstanding common stock. The original shareholders will continue to control our policies and affairs and all corporate actions requiring shareholder approval, including election of directors.

You may not be able to sell your shares when you want.

        We are not listed on any stock exchange at this time. We plan to enlist the services of a market maker to make an application to the NASD to become listed on the NASDAQ OTC Bulletin Board. Our stock may be deemed to be a "penny stock," which are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stock. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Because of this, the price is likely to be volatile and you may not be able to buy or sell the shares when you want.

We could lose the exclusive use of the name and product of Healing Heat
Sensation.

        We do not own any patents or trademarks for any of our products. While we have registered the business name of Healing Heat Sensation in Ontario, Canada, such registration merely provides us with a registered name to do business under. It does not provide protection for the products manufactured under that name. In addition, we do not own a patent on this product, and do not intend to file for patent protection on these products or the Healing Heat Sensation name. Therefore, another company could recreate our products or use the name of Healing Heat Sensation in connection with the products they manufacture.

                           USE OF PROCEEDS

        The net proceeds from the sale of 1,070,750 shares if 50% of the common stock or 2,141,500 shares if 100 % of common stock offered by us hereby at the assumed initial public offering price of $0.25 per share are estimated to be $202,688 or $470,375 respectively after deducting our legal, accounting and transfer agent expenses, and filing fees, which are estimated to be $65,000.

                                                                 Proceeds             Proceeds
                                                               If 100% Sold         If 50% Sold
                                                               ------------         -----------

Gross proceeds                                                   $ 535,375           $ 267,688
Estimated accounting, legal and associated
    expenses of Offering                                         $  65,000           $  65,000
                                                                 ---------           ---------
Net Proceeds                                                     $ 470,375           $ 202,688
                                                                 =========           =========

                                                    Priority      Proceeds            Proceeds
Sales and marketing                                     1st      $ 150,375           $  65,000
Working capital and general corporate expenses          2nd      $  65,000           $  28,000
Inventory and raw materials                             3rd      $  25,000           $  13,688
Machinery, new product development and testing          4th      $ 165,000           $  71,000
Expansion of internal operations                        5th      $  25,000           $  10,000
Facilities and capital expenditures                     6th      $  40,000           $  15,000
                                                                 ---------           ---------
                                                                 $ 470,375           $ 202,688
                                                                 =========           =========


        Based on a subscription of 50% of our shares we plan to use $65,000 of the proceeds and if 100% subscribed we plan to use $150,375 towards augmenting sales and marketing expenditures in the areas of radio, television and other advertising media designed to increase public awareness of the potential benefits derived from the use of our health care products. These funds will be targeted towards increasing brand name awareness, expansion of our product offerings, and the development of an international presence.

        Based on a subscription of 50% of our shares we plan to use $28,000 of the proceeds and if 100% subscribed we plan to designate $65,000 of net proceeds for use as working capital for general corporate purposes, including salaries, additional personnel. A portion of the net proceeds may also be used to forge strategic alliances and joint ventures or to consummate related acquisitions.

        We manufacture on a just-in-time basis there are certain components of the manufacturing process that are customized on our behalf by our suppliers in support of our specialized market applications. Based on a subscription of 50% of our shares we plan to use $13,688 of the proceeds and if 100% subscribed proceeds of $25,000 will be allocated for this purpose. Higher inventories of these specialized components will be required as our manufacturing capabilities are increased.

        Based on a subscription of 50% of our shares we plan to use $71,000 of the proceeds and if 100% subscribed we intend to direct $165,000 of the net offering proceeds towards the development of tooling, moulds, dies, and machinery for new products, within 8 to12 months after we receive the proceeds of this offering. The net proceeds, as allocated to the development of this tooling, will be accompanied by a formal product development process. Formal documentation of this process will be addressed at each stage of the requirement, design and implementation phases.

        Based on a subscription of 50% of our shares we plan to use $10,000 of the proceeds and if 100% subscribed we plan to use $25,000 of our net proceeds for the expansion of internal corporate operations, including augmentation of the computer network, acquisition of additional capital equipment for our corporate head office facilities, support software and web site development expenses.

        Based on a subscription of 50% of our shares we plan to use $15,000 of the proceeds and if 100% subscribed we plan to use funds of $40,000 will be allocated for facility and other capital expenditures and will be used to expand our head office. Expenses will relate primarily to construction costs for the outfitting of additional offices and the cost of incremental operational support equipment, which will build the infrastructure required for rapid growth.

        Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

        We believe that we have sufficient funds to fund our operations for a minimum of 12 months following the date of this prospectus. We believe that the proceeds of this offering, together with cash flow from operations
(if any), will be sufficient to fund our operations, for up to an additional 12 to 18 month period following the date of this prospectus. The above allocations of the net proceeds represent our best estimate of the use of proceeds of the proposed offering, based upon the current status of our operations, our current plans and current economic conditions. We have no plans to raise funds from any other sources at this time to achieve the purposes stated above. We may choose to modify the percentage allocation of the net proceeds among the categories listed above should circumstances so dictate. We also, given the right opportunity, may choose to acquire or invest in complementary businesses, products or technologies. At present, we are not party to any understandings, commitments or agreements with respect to any acquisition or investment. If in the future we require tooling, moulds, dies, and machinery we will determine whether we can profit from the acquired property otherwise whenever possible we will outsource the necessary property as long as it does not effect our ability to remain competitive in the market place.

                                   DILUTION

        The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

        As of April 30, 2001, our net tangible book value was $239,662 or $0.01 per share of common stock. After giving effect to the sale of 1,070,750 (50%) or 2,141,500 (100%) shares of common stock offering through this prospectus, at an initial public offering price of $0.25 and after deducting estimated expenses of the offering, our adjusted pro forma net tangible book value as of April 30, 2001, would have been 502,681 or $0.03 per share at 50% subscribed or 770,368 or $0.04 per share at 100% subscribed. This represents an immediate increase in net tangible book value of $0.02 per share or $0.03 per share to existing shareholders and an immediate dilution of $0.22 per share or $0.21 per share to investors in this offering respectively. The following table illustrates this per share dilution:

                                 Dilution Table

Number of Shares          Money Received For           Net Tangible Book Value
Before Offering           Shares Before Offering,      Per Share Before Offering
                          Net of Offering Costs

  17,858,500                    $454,307                       $0.01
----------------------------------------------------------------------------------
Total Number of           Total Amount Of Money
Shares After              Received For Shares, Net
Offering                  of estimated Offering Costs
  50%      or 100%        50%      or     100%
18,929,250 or 20,000,000  $656,995 or     $924,682
----------------------------------------------------------------------------------
Pro-Forma Net             Net Tangible Book            Pro-Forma Increase Per
Tangible Book             Value Per Share              Share Attributed To
Value Per Share           Before Offering              Shares Offered Hereby
After Offering
50%    or     100%                                     50%    or     100%
$0.03  or     $0.04              $0.01                 $0.02  or     $0.03
----------------------------------------------------------------------------------
Public Offering           Pro-Forma Net                Pro-Forma Dilution to
Price Per Share           Tangible Book Value          Public After Offering
                          Per Share                    (Your Dilution)
                          50%    or     100%           50%    or     100%
    $0.25                 $0.03  or     $0.04          ($.22) or     ($0.21)
----------------------------------------------------------------------------------

 50% based on 1,070,750 shares of common stock subscribed to in this initial public offering
100% based on 2,141,500 shares of common stock subscribed to in this initial public offering
                                       9

                                CAPITALIZATION

        The following table sets forth our capitalization as of April 30, 2001. The pro forma information includes and accounts for the effects of the anticipated results of the completion of the sale of 1,070,750 shares of our common stock if 50% are subscribed or 2,141,500 shares of our common stock if 100% are subscribed at an assumed initial public offering price of $0.25 per share (after deduction of the estimated expenses of the offering)


                                                       April 30,   Proforma as       Proforma as
                                                         2001      Adjusted if       Adjusted if
                                                                   100% Subscribed   50% Subscribed
                                                      ---------------------------------------------
                                                      (Unaudited)  (Unaudited)       (Unaudited)
Current liabilities:
        Accounts payable                                $ 27,782     $ 27,782          $ 27,782
        Current portion of notes payable
          to related parties                              11,760       11,760            11,760
        Income taxes payable                               2,912        2,912             2,912
                                                       ----------------------------------------
Total current liabilities                                 42,454       42,454            42,454
                                                       ----------------------------------------
Notes payable to related parties                          45,000       45,000            45,000
                                                       ----------------------------------------
Stockholders' equity (deficit):
        Common stock; $.0001 par value; 50,000,000 shares
                authorized; 17,858,500 and 20,000,000
                and 18,929,250 shares issued and
                outstanding at April 30, 2001 and
                pro forma, respectively
                                                           1,786        2,000             1,893
        Additional paid-in capital                       452,521      922,682           655,102
        Accumulated other comprehensive (loss)            (4,629)      (4,629)           (4,629)
        Accumulated deficit                             (134,496)    (134,496)         (134,496)
                                                       -----------------------------------------
Total stockholders' equity (deficit)                     315,182      785,557           517,870
                                                       -----------------------------------------
                                                      $  402,636     $873,011          $605,324
                                                       =========================================


                                DIVIDEND POLICY


        Our board of directors does not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business. The payment of future cash dividends on our common stock will depend on such factors as earnings levels, anticipated capital requirements, our operating and financial condition and other factors deemed relevant by our board of directors.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General


        We have a limited operating history and conduct our operations through our wholly owned subsidiary, International Mount, which manufactures and sells a line of home healthcare products targeting the home healthcare, medical, rehabilitation and long-term care markets under the brand name Healing Heat Sensation.


        On July 21, 2000, we acquired International Mount via a cash payment of $198 and the exchange of 16,000,000 shares of our common stock for all of the outstanding stock of International Mount. As both companies were under common control of Mr. Stuart Turk at the time of the merger, the transaction was accounted for at historical cost in a manner similar to that in pooling of interests accounting and our consolidated financial statements as at July 31, 2000, reflect the combined results of International Mount and us. Our fiscal year end is July 31.

        International Mount began its operations in August 1993. This gave International Mount the ability to initiate its operations in the market niches that we are currently exploiting today in the manufacture and sale of home healthcare products. As a whole, we have successfully used our market niches to obtain investment returns that we believe were and are available.


Results of Operations


        On the Go was incorporated on July 21, 2000, therefore, the results of operations for periods previous to that date represent the results of operations of International Mount.


Nine month period ended April 30, 2001 compared to the nine month period ended April 30, 2000


Shipping and Handling Costs

        We record amounts billed to customers for shipping and handling as sales revenues. Costs we incur for shipping and handling are included in cost of sales.

Sales Discounts and Point-of-Sale Rebates

        We offer discounts and point-of-sale rebates to our customers on our products. The costs of these discounts and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

Revenues

        Revenues decreased by approximately 92% from 66,483 for the nine months ended April 30, 2000 to 5,388 for the nine months ended April 30, 2001.
The decrease in revenues is mainly attributable to the changing and developing of our new products and converting and building of our new moulds and dies.
To stay competitive, we felt it was necessary to convert our moulds and dies in order to support the manufacturing of our current health care products as this is the direction that we intend to focus our efforts on. Our previous packaging products are still being sold, however, we are not focusing on that market as margins have been reduced by fierce competition. In addition, during the nine months ended April 30, 2001, we have devoted most of our efforts to the registration statement and are currently in the process of hiring full time sales people to focus on selling our products. We experienced a turnaround in income of approximately 685% from 14,861 for the nine months ended April 30, 2000 to a net loss of (86,970) for the nine months ended April 30, 2001. Among the significant items impacting the 2001 results were professional fees, consulting fees, salaries, advertising, rent, and depreciation and amortizing expenses, as discussed below.

Selling, General and Administrative Expenses

        Expenses increased by approximately 598% from 21,403 for the nine months ended April 30, 2000 to 149,425 for the nine months ended
April 30, 2001.  The increase can be mainly attributed to higher professional fees, consulting fees, salaries, advertising, rent, and
depreciation and amortization expenses.   Professional fees were
approximately $35,000 for the nine months ended April 30, 2001 as compared to approximately $2,000 of professional fees incurred during the nine months ended April 30, 2000. The increase is due to accounting fees, legal fees, and organizational expenses incurred upon the incorporation of On the Go. Consulting fees were approximately $26,000 for the nine months ended April 30, 2001 as compared to no consulting fees incurred during the nine months ended April 30, 2000. The increase is due to expenses incurred for marketing and business plan development services paid to a consultant during the nine months ended April 30, 2001. Salaries and wages were approximately $41,000 for the nine months ended April 30, 2001 as compared to $7,000 of salaries and wages during the nine months ended April 30, 2000. The increase in salaries and wages is to due to the hiring of full time sales, marketing and manufacturing personnel. Advertising expenses were approximately $12,000 for the nine months ended April 30, 2001 as compared to no advertising expenses during the nine months ended April 30, 2000.
the increase in advertising expenses is due to printing catalogs and point of purchase advertising. Rent expense for the nine months ended
April 30, 2001 was approximately $13,000 as compared to rent expense of approximately $3,000 for the nine months ended April 30, 2000. The increase in rent expense is due to larger space being required for the manufacturing and warehousing of our products. Depreciation and amortization expense was approximately $14,000 for the nine months ended April 30, 2001 as compared to amortization expense of approximately $6,000 for the nine months ended April 30, 2000. The increase in depreciation and amortization expense is due to acquisitions of equipment and website development costs of approximately $74,000 during the nine months ended April 30, 2001.


Liquidity and Capital Resources

        Current assets totaled $195,386 at April 30, 2001, compared to $534 at July 31, 2000. The increase was attributable to cash proceeds from the sale of common stock. At April 30, 2001, we had $185,054 in cash and short-term deposits compared to no cash and short-term deposits at July 31, 2000.

        Current liabilities of $42,454 at April 30, 2001 increased by $25,936 as compared with $16,518 of current liabilities at July 31, 2000. The increase was attributable to payables incurred for the purchase of inventory, equipment and legal and accounting services.


        For the nine months ended April 30, 2001, we used $74,076 of cash for investing activities as compared to cash provided by investing activities of $3,734 for the nine months ended April 30, 2000. The increase in cash used was due to the acquisition of website development costs of $17,799 and equipment costs of $56,277 during the nine months ended April 30, 2001.


        For the nine months ended April 30, 2001, we had cash provided by financing activities of 390,049, as compared to cash used by financing activities of $60,634for the nine months ended April 30, 2000. the increase in cash provided is due to net proceeds from the sale of 1,858,500 shares of common stock.

Two month period ended July 31, 2000 compared to the two month period ended July 31, 1999.

Revenues

        Revenues decreased by 100% from $9,593 for the two month period ended July 31, 1999 to no revenues for the two month period ended July 31, 2000.
The decrease in revenues is attributable to greater competition in the market.

        We experienced a decrease in net income of approximately 139% from $6,357 of net income for the two month period ended July 31, 1999 to a net loss of $2,463 for the two months ended July 31, 2000. The main item impacting the 2000 results was the decrease in revenues as discussed above.

Selling, General and Administrative Expenses

        Expenses increased by approximately 71% from $1,444 for the two month period ended July 31, 1999 to $2,463 for the two month period ended
July 31, 2000. The main reason for the increase was an increase in management salaries of $2,335 during the two month period ended July 31, 2000.
This increase was partially offset by a decrease in legal and professional fees of $1,285 during the two month period ended July 31, 2000.

Liquidity and Capital Resources

        For the two month period ended July 31, 2000, we used no cash for investing activities as compared to $1,991 of cash used for investing activities for the two months ended July 31, 1999. The $1,991 of cash used for investing activities for the two months ended July 31, 1999 was a result of an increase in loans receivable from a related party.

        For the two months ended July 31, 2000, we had $1,366 of cash provided by financing activities as compared to $2,618 of cash provided by financing activities for the two months ended July 31, 1999. The decrease is due to fewer proceeds received from loans payable to related parties.

Fiscal year ended May 31, 2000  compared to ten month period ended May 31, 1999

        As previously indicated, the results of operations prior to July 21, 2000 represent the results of operations of International Mount. Effective May 31, 1999, International Mount changed its fiscal year-end from July 31st to May 31st. Therefore, the results of operations are presented for the ten month period ended May 31, 1999 and the year ended May 31, 2000 as the fiscal year end of International Mount was May 31st.

Revenues

        Revenues increased by approximately 2,238% from $4,614 for the ten month period ended May 31, 1999 to $107,890 for the fiscal year ended
May 31, 2000. Management believes that the increase in net sales is attributable to greater brand name recognition by customers, due to management's involvement in sales, and quality of products as compared to our competitors. We experienced net income increase of approximately 45% from $7,892 for the ten month period ended May 31, 1999 to $11,437 for the fiscal year ended May 31, 2000. Among the significant items impacting the 2000 results were increased volume purchases at reduced prices and no charitable donations contributed by us. We made cash donations to charities of $6,597 during the ten month period ended May 31, 1999.

Selling, General and Administrative Expenses

        Expenses increased by approximately 53% from $31,229 for the ten month period ended May 31, 1999 to $47,584 for the fiscal year ended May 31, 2000. The largest increase was for printing and brochures which went from $NIL for the 10 months ended May 31, 1999 to $5,692 for the ten month period ended
May 31, 2000. The other large increase was the depreciation and amortization expense, which increased from $1,129 for the ten month period ended
May 31, 1999 to $5,833 for the fiscal year ended May 31, 2000 as we purchased $32,561 of manufacturing equipment during the year ended May 31, 2000. The increase can also be attributed to higher professional fees, management salaries and travel expenses undertaken by us.

Liquidity and Capital Resources

        For the year ended May 31, 2000, we had cash provided by investing activities of $7,299 as compared to $11,043 of cash provided by investing activities for the ten month period ended May 31, 1999. The decrease is due to fewer advances on loans receivable from related parties. At May 31, 1999, there was $7,299 of loans receivable from The Cellular Connection Ltd., an entity owned by Mr. Stuart Turk. At May 31, 2000 there were no loans receivable outstanding from this entity.

        For the years ended May 31, 2000, we used $30,961 of cash for financing activities, as compared to $29,727 of cash used for financing activities for the ten month period ended May 31, 1999. The slight increase is due mainly to increased dividend payments on common stock.

        Although no assurances can be given, we expect the primary sources of liquidity for us to be funds generated by operations. We believe that we have sufficient funds to fund our operations for a minimum of 12 months following the date of this prospectus. Our short term operating requirements are between $5,000 and $6,000 per month to cover salaries, rent, gas, utilities and miscellaneous operating expenses. Although we do not have any material commitments for capital expenditures, we except to incur up to $165,000 of costs for developing tooling, moulds, dies, and machinery and up to $25,000 of costs to secure specialized inventory components. We can support our short term requirements by the sale of 25 to 35 pieces of product per day. Currently, we are selling 40 to 80 pieces of product per day and have a minimum of three months of inventory on hand in raw and finished goods. Therefore, management believes that we will have sufficient funds to cover our short term operating and capital requirements. Our long term operating requirements are between $20,000 and $30,000 to cover our operating expenses including increased expenses for sales and marketing and hiring of additional personnel. We do not expect to incur costs for developing tooling, Moulds, dies and machinery beyond the next twelve months. Funds to cover our long term requirements will be taken from funds generated from operations and cash on hand.

Year 2000 Compliance


        Our computers, software and other equipment were not affected by the passage into the Year 2000. However, there could be latent year 2000 problems which arise. We do not anticipate that the cost to cure any problems, if any, to be material to our financial position, but there can be no assurance to this effect. However, we cannot guarantee that our service and content providers resolved any latent Year 2000 Problems with their systems. Any failure of these third-parties to resolve Year 2000 problems with their systems could have a material adverse effect on our business, financial condition or operating results.


Special Note Regarding Forward-Looking Statements


        Some of the statements under "Prospectus Summary," "Risk Factors," "Plan of Operation," "Description of Business," and elsewhere in this prospectus are "forward-looking statements", and involve risks and uncertainties that could cause actual results to differ from projected results. The statements relate to future events or our future financial performance that we expect, believe, project, intend or anticipate may occur. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors."


        Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution potential investors not to put undue reliance on forward-looking statements.

                          DESCRIPTION OF BUSINESS


Immediately upon our formation on July 21, 2000, we acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. International Mount shareholders received 16,000,000 shares of our common stock and a cash payment of $198 in exchange for all the issued and outstanding shares of International Mount's common stock, pursuant to a Share Exchange Agreement. We conduct business directly and through our International Mount subsidiary.


On The Go


        On The Go manufactures and markets the following products:

* Pill Carrying Case: The product is a protective convenient carrying case for pills with four (4) individual compartments and secured closure for discrete and easy storage.

* Condom Carrying Case: The product is a protective convenient carrying case that holds up to three (3) Condoms with secure closure for discrete and easy storage.

* Tampon Carrying Case: The product is a protective convenient carrying case that holds two (2) tampons with secure closure for discrete and easy storage.

        All On The Go cases are available with textured surface and made of one piece hinged polypropylene plastic for strength and durability.

        On the Go is also working on other products that are in the development and pre-market testing stages and should be released this summer.

Healing Heat Sensation


        Healing Heat Sensation ("HHS") is a registered division of International Mount. We manufacture, market and distribute a range of healthcare products under the HHS brand name. HHS products are marketed to distributors and other consumers, principally hospitals, nursing homes, physicians, home healthcare and rehabilitation dealers, healthcare product wholesalers and retailers, including drug stores, catalogue companies, pharmacies, home-shopping related businesses and certain governmental agencies.

        Product lines marketed by HHS include therapeutic heat pack products for the acute care, long-term care and consumer markets. HHS also sells heat packs through a distribution/dealer network, which includes cart/kiosk retailing programs located in consumer outlets. HHS's principal product, Healing Heat Sensation, is not a new invention. However, prior to 1990 it was sold primarily as a novelty and hand warmer. HHS's approach is to focus primarily on the therapeutic aspects of the products.


Current Product Offerings Include:


* Large 8"X18" Reusable / Portable Heat Pack
* Medium 8"X8" Reusable / Portable Heat Pack
* Small 4"X10" Reusable / Portable Heat Pack
* Mini 3"X4" Reusable / Portable Heat Pack


How Healing Heat Sensation Packs Work

        As the Healing Heat Sensation packs change from a resting to a heat generating state there is an element of visible sensationalism that the product undergoes. Simple flexing of the metal disk contained within the pack starts a crystallization process of the pack contents. The consumer can see this process very vividly as they watch the pack crystallize.

        The Healing Heat Sensation pack contains a solution of sodium acetate and water. Sodium acetate is good for super cooling. It freezes at 130 degrees Fahrenheit or 54 degrees Centigrade, but it exists as a liquid at a much lower temperature and is extremely stable. Clicking the disk forces a few molecules to change to a solid state, and the rest of the liquid then rushes to solidify as well. The temperature of the solidifying liquid jumps up to 130 degrees Fahrenheit in the process, while maintaining its flexibility.

        When you boil the crystallized pack you melt it back to the liquid state. Every crystal must be completely melted or the liquid will quickly re-solidify. You can repeat this cycle forever theoretically, just as you can freeze and melt water as many times as you like. There are no consumables involved in the conversion process and therefore, nothing to
wear out.   The sealed, plastic containment pouch is constructed of custom formulated, poly vinyl chloride and when appropriately cared for, can last forever.

Sales and Marketing


        Our sales and marketing strategies have been created based on specific target markets. We have established a dedicated sales force composed of two (2) full time salaried sales representatives and one (1) independent sales representatives working solely on commission. We are planning an expansion of our telemarketing program to enhance the sales and marketing efforts of our sales forces. We hope to develop an extensive telemarketing program, consisting of telemarketing sales personnel located in Toronto, Ontario, to target approximately 8,000 business customers (i.e., wholesale distribution networks and retail drug chains) throughout North America.


        We also plan to establish an international sales force consisting of independent commission-only representatives located overseas. In order to expand our presence in the European, South American, and South African markets, we will consider opportunities to enter into a multi-year non-exclusive European, South American and South African distribution agreements for a range of our products with an original equipment manufacturer and supplier of medical products. As of August 31, 2001, we have not initiated our international sales plans nor have we identified a potential partner.


        Our products currently do not need to comply with any requirements imposed by government agencies in our target markets.

        We market our products using a variety of programs and materials including print advertising, product brochures, cooperative advertising programs and sales promotions to reinforce our ongoing commitment to satisfy the needs of its customers. We will develop a product line videotape, a CD-ROM version of the Company catalog and an interactive Internet web-site.

        We developed a three-year sales and marketing plan that will focus on:

        (i) increased representation and sales growth through retail locations, wholesale divisions and world-wide Internet distribution;
        (ii) positioning our self as a contender in providing our products to our present market (North America), South America and other emerging markets, at the most economical price;
        (iii) building on our successful relationships with customers and suppliers;
        (iv) increasing market penetration through business to business and web based representation of newly sourced products, and
        (v) continuing negotiations with target corporations in related manufacturing and drug-chain businesses, leading to strategic alliances and acquisitions.

Marketing Plan

        We believe that we have developed a solid reputation with our suppliers. In the development of our marketing plan, we anticipate building on our current revenue base and developing our product distribution plans based on the following key areas of experience and success:

        (i)     strong existing presence in Canada and United States,
        (ii) the development of distribution network representation in South America and emerging countries,
        (iii) a close working relationship between management and suppliers, distributors and retailers,
        (iv)    specialized private labeling for specific customers and
                markets,
        (v)     market penetration in current target markets,
        (vi)    acceptance by leading manufacturers and the trade press,
        (vii)   a well-tested line of quality products, and
        (viii)  quality customer service
        .

Strategic Alliances


        An important part of our marketing strategy is to develop relationships with manufacturers who wish to significantly increase their own product sales through a network of distributors and drug-chains offering high demand products at reasonable prices. We believes we will be able to capitalize on manufacturers' product marketing programs, sales forces and distribution strategies.


        As of August 31, 2001, we have not entered into any strategic alliances with any manufacturers.


Wholesale Operations


        We intend, in certain markets, to wholesale product lines other than those that will carry the HHS or On the Go labels. Because of our large purchasing power, we believe that we have the ability to make large volume purchases of manufacturer's clearance and ends-of-lines and the infrastructure to add bottom line value while levering off of these products.

        The products we intend to add fall into two categories:
        (i) accessories for our own products, such as, heat pad pouch and straps, and
        (ii) plastic mold injection products that are more economical to source locally. We do not currently have any suppliers from whom we will buy any pre-made products but are actively reviewing items on an ongoing basis.

Competition


        We compete with other manufacturers and distributors who offer one or more products competitive with the HHS products. However, we believe that no single competitor serving our markets offers as competitive a product as HHS. Our principal means of competition are our quality, reliability, and value-added services, including delivery and service alternatives. We believe that these attributes combined with technological advances relating to our manufactured and proprietary products are favorable factors in competing with other manufacturers such as:

* Reheater, USA and Hood Thermo-Pad Canada Ltd, Canada and
* Prism Enterprise, USA.


Customers


        The HHS products are marketed principally to hospitals, nursing homes, physicians, home healthcare and rehabilitation dealers, healthcare product wholesalers and retailers, including drug stores, catalog companies, pharmacies, home-shopping related businesses and certain governmental agencies. We also market and sell our products to the consumer market by distribution into drug store chains, mass merchandisers and department stores. Consumers who purchase from such stores usually do so upon the advice of physicians, hospital discharge planners, nurses or other professionals. We believe that within 18 months we will be able to sell to substantially all significant channels available in North America.
In general, the dealers, wholesalers and retailers to whom we market our products also sell other similar products, some of which compete with our products.


        We do not depend on one or even a few major customers. We sell our products to customers of all sizes, from a cart operator to large national chain pharmacies. As of August 31, 2001, our current revenue mix is estimated to be 76% from large national pharmacies, 16% from independent retailers and 8% from wholesalers.



Distribution/Dealer Network


        We provide same-day and next-day services to our customers through our distribution network. We believe that our ability to continue to grow our revenue base depends in part upon our ability to provide our customers with efficient and reliable service.


        As of August 31, 2001, we distributed our products through one primary point of distribution located in Concord, Ontario, Canada. We plan to distribute our products from other distribution facilities if and when required. However, we have not committed our resources at this time for any additional distribution facilities.



Manufacturing and Product Sourcing


        Our principal manufactured products (that we design and manufacture) include HEALING HEAT SENSATION reusable, portable heating packs. The raw materials include, but are not limited to, custom formulated Poly Vinal Chloride (PVC), Acrylonitrile Butadiene Styrene (ABS), sodium acetate and water. Our operations rely on a just-in- time (JIT) manufacturing processes With JIT, our production is triggered by immediate customer demand and our inventories of finished good are either nonexistent or kept to a minimum. We only build products to meet a customer's shipment schedule. Our inventory requirements are therefore minimized and we only stock special order raw materials, ie., custom formulated PVC.
All other supplies used in the manufacturing process are readily available from any number of local suppliers, at competitive prices and delivered within 24 hours in most case.


        There is no environmental liability associate with the production of our products. The main products used in the heating pads are sodium acetate and water. Sodium acetate is a food additive used, for example, in salt and vinegar chips, and therefore prevents no environmental risk. Further, there are no special handling instructions for shipment, storage or disposal. Our chemicals, which are classified as USPFCC (or Food Grade) are not considered hazardous in the Unites States or Canada. There can be no damages from their use or misuse, nor are they currently being studied for environmental hazard potential.

Trademarks


        We believe that our business is dependent in part on its ability to establish and maintain patent protection for its proprietary technologies, products and processes, and the preservation of its trade secrets. We currently have not applied and do not hold any patents relating to any of our product lines.

        We have registered the business name of Healing Heat Sensation as a division of the International Mount Company Ltd. under the laws of Ontario, Canada. The registration provides us solely with another registered name to do business under, but does not provide us with protection for the products manufactured under that name.


        We are in the process of registering one trademark in Canada for "ON THE GO". The registered trademark is significant to us because it will provide us with name and market recognition for our products and distinguish our products from our competitors' products. However, we presently have no plans to protect the name of Healing Heat Sensation.


Governmental Regulation


        The healthcare industry is affected by extensive government regulation at the Federal, provincial, and state levels. In addition, through the Ontario Health Insurance Plan ("OHIP"), Medicare, Medicaid and other programs the Federal, provincial, and state governments are responsible for the payment of a substantial portion of the Canadian and United States healthcare expenditures. Changes in regulations and healthcare policy occur frequently and may impact the current results of the growth potential for and the profitability of our products in each market. Although we are not a direct provider under OHIP, Medicare and Medicaid, many of our customers are providers under these programs and depend upon such governmental agency's reimbursements for a portion of their revenue. Changes in regulations may adversely impact our revenues and collections indirectly by reducing the reimbursement rate our customers receive and consequently placing downward pressure on prices charged for our products.


        The Federal Food, Drug and Cosmetic Act and regulations issued or proposed thereunder provide for regulation by the Food and Drug Administration ("FDA") of the marketing, manufacturing, labeling, packaging and distribution of medical devices and drugs. Our current products do not require FDA approval. Among these regulations are requirements that medical device manufacturers register with the FDA, list devices manufactured by them and file product incident reports. They also have product labeling requirements, and premarket notification filings for certain product classes. We are not required, at this time, to comply with the FDA's "Current Good Manufacturing Practices for Medical Devices" regulations, which set forth requirements for, among other things, our quality system for the manufacturing and distribution operations.


        Current FDA regulations have no impact on us and we do not have any specific plans to manufacture any prodcuts at this time that might be subject to FDA regulations. However, this may change in future years as we expand our product line and increase our manufacturing operations. To date, we do not have the need to comply with the requirements imposed by the FDA or other United States or Canada government agencies. Notwithstanding, we believe that the manufacturing and quality control procedures we employ substantially conform to the requirements of the FDA.



Product Development


        We have set forth the following goals for the next 12 months and beyond:

* improve the functions/features of our Heating Pad System.
* extend our product line to include additional products made from plastic injection moulding.
* add more functions and features to our current Web site, www.onthegohealthcare.com, to give our clients the ability to order products or services using the Internet.
* be in a position to meet any unique client requirements for product customization or packaging as needed.

	We have not conducted any research on new products over the past two fiscal years. The outcome of our products were known in advance, therefore no research was needed. We have only conducted routine product development over the past two fiscal years. During such period, we have spent approximately $74,000 on routine product development that includes the construction of moulds, dies and machinery used in the manufacturing of our current products.

Employees


        As of August 31, 2001, we had 3 full time and 3 subcontractors. Management believes its relations with our employees are good. None of the employees are covered by any collective bargaining agreement. We do not anticipate any significant change to our employee base on the next 12 months.




                                DESCRIPTION OF PROPERTY


        We are headquartered in Concord, Ontario, Canada where we lease a 6,500 square foot facility in support of its marketing, manufacturing and distribution requirements. We pay CAD$2,500 per month pursuant to a 2 year lease that expires in November 2002. We believe this facility is adequate for our needs for the next 4 years.

        We manufacture and ship our products directly from our head office. While the language in our lease states that the premises is to be used for office and manufacturing only, that clause was added solely to protect the landlord from retail sales being made at this location. It is assumed by the landlord that products manufactured at this location must be shipped out.



                                      MANAGEMENT


Directors, Executive Officers, Promoters And Control Persons


                Our executive officers and directors and their ages as of the date of this prospectus are as follows:

Name                            Age         Position (All held as of inception)
--------------------------------------------------------------------------------
Stuart Turk (1)                 32          President,Chairman, CEO and Director

Evan Schwartzberg, BA, CCM      34          Chief Financial Officer

Ralph Magid, B.A.Sc.,           53          Director
MBA, P.Eng, P.E.O

Randal A. Kalpin                40          Director

Carol Segal (1)                 49          Secretary and Treasurer
--------------------------------------------------------------------------------

(1) Ms. Segal is Mr. Turk's aunt.


Biographies of executive officers and directors



        Stuart Turk, Chairman, President and CEO. Mr. Turk has been our president since inception. Mr. Turk founded The Cellular Connection Ltd., a manufacturer of mounting accessories and packaging for cellular phones in May 1988. He currently serves as the CEO of The Cellular Connection.

        Evan Schwartzberg, BA, CCM. Chief Financial Officer. Currently, and since 2000, Mr. Schwartzberg has worked for the TD Bank Financial Group as a Senior Cash Manager (previously the Manager of Corporate Cash Management of Canada Trust) within the Treasury and Balance Sheet Management group of the Finance Division. Prior to such time, and since 1989, Mr. Schwartzberg was a Senior Cash Manager of Canada Trust. Mr. Schwartzberg holds an Economics degree from the University of Toronto, passed the Canadian Securities Course
(CSC), from the Canadian Securities Institute, and earned the Certified
Cash Manager (CCM) designation from the Association for Financial Professionals, a US based organization.

        Ralph Magid, B.A.Sc., MBA, P.Eng., P.E.O., Director. Currently, and since 1993, Mr. Magid has been the secretary and treasurer of Tipton Realty, a development company. Mr. Magid is also currently, and since 1998, the president of Innotech Capital Corp., a company which assists with research and development grants. Mr. Magid has more than 25 years of experience in manufacturing and operations, both in Canada and internationally. Mr. Magid holds a B.A.Sc. and an MBA from York University and a P.Eng. from the University of Toronto. Mr. Magid is a member of the Professional Engineers of Ontario

        Randal A. Kalpin, Director. Currently, and since 1989, Mr. Kalpin has been the President and CEO of Compuquest Inc. a Toronto based company. Compuquest addresses the computer sales and service needs of corporate Canada. Mr. Kalpin graduated with honors from York University with a B.A. in 1984.

        Carol Segal, Secretary and Treasurer. Presently, and since 1987,
Ms. Segal is a group leisure travel consultant with the Travel Network Corp. In addition, Ms. Segal was an agent with TA Connell Real Estate from 1987 to 1997. Ms. Segal has over 20 years of experience in business.


Number and Election of Directors


We have three directors: Stuart Turk, Ralph Magid and Randal A. Kalpin. Directors are elected annually.


Outside Directors


        We currently have two outside directors. We anticipate adding additional directors as the organization grows. These directors may be compensated with a combination of stock and cash, which may dilute the current stockholders' interests.


Employment Agreements with Key Persons


        We are highly dependent on the services of Stuart Turk, our President, Chairman, CEO and director, Karen Bassett, our National Director of Sales, and Michael Cornish, Production Manager. We presently have no employment agreements with any of our key personnel.



Limitations on Director Liability


        Our articles of incorporation provide, as permitted by governing Delaware law, that our directors shall not be personally liable to us or our shareholders for monetary damages relating to a director's position with us except for liability (i) for breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our by-laws provide for indemnification of directors to the full extent of the law.


        To the fullest extent provided by Delaware law, we have entered into comprehensive indemnification agreements with our directors. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

                            EXECUTIVE COMPENSATION


Set forth in the following table is certain information relating to the approximate remuneration we paid during the past fiscal year to our president and each of our most highly compensated executive officers whose total compensation exceeded $100,000.


                           Summary Compensation Table

                                                            Annual Compensation

                                          Year    Salary    Bonus     All Other
                                                                   Compensation
-------------------------------------------------------------------------------
Stuart Turk,
President, Chairman, CEO and Director     2000    $  -0-    $  -0-       $  -0-

                                          2001    $80,000   $  -0-       $  -0-
-------------------------------------------------------------------------------



                           RELATED PARTY TRANSACTIONS


        Immediately upon our formation in July 2000, we acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. We paid $198 for the assets of International Mount in exchange for all of the outstanding shares of International Mount. In addition, Mr. Turk was given 16,000,000 shares of our common stock in exchange for his shares of International Mount.


         Mr. Turk has financed us since our inception through the use of his own personal financial resources. Our financial statements as of April 30, 2001 reflect a loan of $ 56,760 from The Cellular Connection Ltd., a company owned and controlled by Mr. Turk. The loan is non-interest bearing, unsecured, and is not necessarily indicative of the terms and amounts that would have been incurred had a comparable loan been entered into with an independent party.
The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arms length.

        Mrs. Jennifer Turk, the wife of Stuart Turk, provided general consulting services and office assistance with paper work and clerical duties to International Mount prior to our formation. Mrs. Turk no longer provides consulting services for International Mount and has never provided consulting services to us.

                           MARKET FOR OUR COMMON STOCK

        Prior to the date hereof, there has been no trading market for our common stock. There are currently Forty-One(41) holders of our outstanding common stock. The outstanding common stock was sold in reliance upon exemptions from registration contained in Section 4(2) of the Securities
Act and Rule 506 of Regulation D. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

        Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the completion of this offering. We may employ consultants or advisors to obtain such market maker, but our management has no intention of doing so at the present time.

                           REPORTS TO SECURITY HOLDERS


        Upon completion of this offering, we will be subject to the information requirements of the Securities Exchange Act of 1934, as amended. In accordance with those regulations, we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our reports, proxy statements and other information can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington D.C. 20549. You can obtain information on the operations of the Public Reference Room by calling the SEC at (800) SEC-0330. Information also is available electronically on the Internet at http://www.sec.gov.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to On The Go Healthcare, Inc., 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K. Telephone requests may be directed to us at (905) 760-2987.

        We intend to furnish our shareholders with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each year.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


        Following the offering, Stuart Turk, will own 61% of the shares outstanding, giving him the ability to control us.

        The following table sets forth information as of April 30, 2001 with respect to (1) each person or entity known to the us to be a beneficial owner of more than five (5%) percent of our voting common stock; (2) each director and named executive officer; and (3) all directors and executive officers as a group.

Name and address   Number of Shares  Class    Percent Owned     Percent Owned
of beneficial      Beneficially      of       Prior to          After
owner              Owned             Shares   Offering(1)       Offering(2)
--------------------------------------------------------------------------------
Stuart Turk(1)      12,200,000       Common    68%               61%
--------------------------------------------------------------------------------
All Officers
and Directors as
a group (ONE (1)):  12,200,000       Common    68%               61%
--------------------------------------------------------------------------------

(1) Based on 17,858,500 shares of common stock outstanding as of the date of this prospectus.
(2)  Based on 20,000,000 shares of common stock outstanding after the offering.
(3) The address of all such persons is in care of On The Go Healthcare, Inc., 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2.




                                SELLING STOCKHOLDERS


        The selling stockholders as listed in the attached table, are, as of the date immediately preceding the date of this prospectus, collectively, the beneficial and record holders of 5,658,500 shares of our common stock, all of which are being offered for sale by the selling stockholders. Upon completion of the offering of such shares, the selling stockholders will not own any shares of our common stock. None of the selling stockholders, nor any of their employees or directors, was an officer, director, or employee of ours during the past three years, or had any other relationship with us during such period, other than as an investor or business associate of our president. These selling stockholders were gifted or purchased their shares in the ordinary course of business. At the time of the purchase of the shares to be sold by the selling stockholders, the selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute shares. The selling stockholders may be deemed underwriters within the meaning of the Securities Act.

        Name                            Number of shares
        ----                            ----------------
        Gerald Sohl                     750,000
        Franca Ibbotson                 300,000
        Geoffre Eiten                   750,000
        Kitty Bahar                     600,000
        Halpern Family Trust            600,000
        IPO Business.com                800,000
        Mayer Amsel                       2,500
        Arthur Andrews                   60,000
        Abe Benitah                      40,000
        Simone Blaine                     1,000
        Joseph Cohen                     39,000
        Tony Diveronica                  20,000
        Jeffrey Essebaq                  11,500
        Evelyn Farber                    20,000
        Amy Feder                        20,000
        Maureen Feder                    20,000
        Julius Grybuc                    10,000
        Mark Halpern                     28,000
        Steven Holzberg                 100,000
        Peter Horansky                   10,000
        Harry Lebovic                   140,000
        Aviva Malleu                      1,000
        Nina Nadler                      10,000
        Shane Nesbitt                    10,000
        Nilesh Patel                     20,000
        Judy Rubinoff                    20,000
        Michael Serruya                 200,000
        Yossi Shalom                     10,000
        Jim Suissa                       30,000
        Michael Tuszynski                 2,500
        Richard Wagman                  200,000
        Walter Wagner                    10,000
        Jack Weinberger                  60,000
        JDH Holdings                    100,000
        Kaylor Investments               40,000
        Richland Capital Management Ltd. 40,000
        Nadav Elituv                    484,000
        Michael Levine                   40,000
        Avi Lusca                        20,000
        Edenbrook                        39,000

                           DESCRIPTION OF SECURITIES


We have authorized 50,000,000 shares of common stock, $.0001 par value per share. There currently are 17,858,500 issued and outstanding shares. Following the offering, there will be 20,000,000 shares issued and outstanding. All shares are of the same class and have the same rights, preferences and limitations.


        There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls. The absence of preemptive rights could result in a dilution of the interest of existing shareholders if additional shares of common stock are issued.

        There are no provisions in our Certificate of Incorporation or by-laws which would delay, defer or prevent a change of control.


Dividends. Holders of shares are entitled to receive dividends in cash, property or shares when and if dividends are declared by the Board of Directors out of funds legally available therefore. The by-laws impose no limitations on the payment of dividends. However, we do not anticipate declaring dividends in the foreseeable future

        We have never declared or paid a dividend on our common stock.
We intend to retain our earnings to finance the growth and development of our business. Payment of future cash dividends on our common stock will be at the discretion of our board of directors and will depend on our earnings, financial condition, cash flows, capital requirements and any other considerations that the board of directors may consider relevant with respect to the payment of dividends.

Voting. A quorum for any meeting of shareholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote per share.

Liquidation, dissolution, winding up. Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.

Transfer agent and registrars. Upon completion of this offering, Intercontinental Registrar and Transfer Agency will be the transfer agent and registrar for our common stock.


                  Common Stock Issued in Private Placements


        During the nine months ended April 30, 2001 (unaudited), we successfully completed a $464,625 private placement of 1,858,500 shares of our common stock to accredited investors as defined in Rule 501 of the Securities Act and pursuant to Rule 506 of Regulation D.


                        SHARES ELIGIBLE FOR FUTURE SALE


        Upon completion of this offering, we will have 20,000,000 shares of common stock outstanding. Of these shares, 7,800,000 will be freely tradeable without restriction under the Securities Act. The remaining 12,200,000 shares held by existing shareholders will be restricted securities as defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered under the Securities Act or qualified for an exemption from registration under Rule 144, promulgated under the Securities Act.

        In general, under Rule 144, a person who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell defined limited amounts within any three month period. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and to the availability of certain public information about us.

        There has been no prior market for the common stock and there can be no assurance a significant public market for such securities will develop or be sustained after the offering. Sales of substantial amounts of common stock in the public market could adversely affect the market prices of our securities.

                             PLAN OF DISTRIBUTION


        We are offering the right to subscribe for 2,141,500 shares at $0.25 per share by us and 5,658,500 shares at $0.25 being sold by selling stockholders. There is no minimum dollar amount that must be sold and your funds will be immediately used by us. Therefore, once your funds are accepted by us, they will not be returned to you. No compensation is to be paid to any person for the offer and sale of the shares. You will be notified of the acceptance of your subscription within 48 hours of our receipt of an executed subscription agreement and payment in full of your shares subscribed.


        Stuart Turk plans to distribute prospectuses related to this offering. We estimate approximately 100 to 200 prospectuses shall be distributed in such a manner. He intends to distribute prospectus to acquaintances, friends and business associates.

        The offering shall be conducted by our president, Stuart Turk. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

* He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
* He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
* He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.
* He will restrict his participation to the following activities:

                1. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

                2. Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                3. Performing ministerial and clerical work involved in effecting any transaction.

        As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.


        The offering is for a period of 120 days and will expire on January 21, 2002. We may extend the offering for up to an additional 60 days, in our sole discretion.


                        Determination Of Offering Price


        We have arbitrarily determined the price of the shares offered pursuant to this prospectus. The price bears no relationship to our book value, assets, net income or other financial or economic criteria.
There is no assurance that the trading price will have any relation to the offering price.


                              Method of Subscribing

        Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $.25 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

        We reserve the right to accept or reject subscriptions, in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deduction. Subscriptions for shares will be accepted or rejected, and subscribers will be notified, within 48 hours of our receipt of same.

                                LEGAL PROCEEDINGS


        Neither us nor our officers or directors are a party to any litigation affecting us or our assets or any of our subsidiaries. No such litigation has been threatened, or is known to be contemplated by any person.


                                  LEGAL MATTERS


        The legality of our shares of common stock being offered hereby is being passed upon by Shustak Jalil & Heller, 545 Madison Avenue, New York, New York 10022.


                                     EXPERTS


        The financial statements included in this prospectus, have been audited by Pender Newkirk and Company, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Pender Newkirk and Company has no direct or indirect interest in us, nor were they a promotor or underwriter.

                             On the Go Healthcare, Inc.

                       Consolidated Financial Statements

              Nine Months Ended April 30, 2001 and 2000 (Unaudited),
                the Period from June 1 to July 31, 2000, and 1999
   the Year Ended May 31, 2000, and the ten month period ended May 31, 1999







Contents


Independent Auditors' Report on Consolidated Financial Statements.............1

Consolidated Financial Statements:

        Consolidated Balance Sheets as of April 30, 2001 (Unaudited)
           and July 31, 2000..................................................2
        Consolidated Statements of Operations for the Nine Months Ended
           April 30, 2001 and 2000 (Unaudited), the Period from
           June 1, to July 31, 2000, and 1999, the Year Ended May 31,
           2000 and the ten month period ended May 31, 1999...................3
        Consolidated Statements of Changes in Stockholders' Equity (Deficit)
           for the Nine Months Ended April 30, 2001 (Unaudited), the
           Period from June 1, 2000 to July 31, 2000, the Year Ended
           May 31, 2000 and the ten month period ended May 31, 1999...........4
        Consolidated Statements of Cash Flows for the nine Months Ended
           April 30, 2001 and 2000 (Unaudited), the Period from
           June 1, to July 31, 2000, and 1999, the Year Ended May 31,
           2000, and the ten month period ended May 31, 1999................5-6
        Notes to Consolidated Financial Statements.........................7-15

                           Independent Auditors' Report



Board of Directors
On the Go Healthcare, Inc.
Concord, Ontario
Canada


We have audited the accompanying consolidated balance sheet of On the Go Healthcare, Inc. as of July 31, 2000 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the period June 1, to July 31, 2000 and 1999, the year ended May 31, 2000, and the ten month period ended May 31, 1999. These consolidated financial statements are the responsibility of the management of On the Go Healthcare, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of On the Go Healthcare, Inc. as of July 31, 2000 and the results of its operations and its cash flows for the periods June 1, to July 31, 2000 and 1999, the year ended May 31, 2000, and the ten month period ended
May 31, 1999, in conformity with accounting principles generally accepted in the United States of America.




Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
April 25, 2001, except for the consolidated financial statements for the period June 1, 1999 to July 31, 1999, as to which the date is July 20, 2001.

                           On the Go Healthcare, Inc.

                          Consolidated Balance Sheets


                                                          April 30,    July 31,
                                                            2001         2000
                                                          ---------------------
                                                          (Unaudited)

Assets
Current assets:
        Cash and cash equivalents                          $ 185,054
        Inventory                                              7,702
        Prepaid expenses and other current assets              2,630   $    534
                                                         ----------------------
Total current assets                                         195,386        534
                                                         ----------------------

Property and equipment, net of accumulated depreciation       73,476     30,287
                                                         ----------------------
Other assets:
      Deferred income taxes                                   58,254
      Deferred offering costs                                 60,331
      Capitalized web site development costs,
        net of accumulated amortization                       15,189
                                                         ----------------------
Total other assets                                           133,774
                                                         ----------------------
                                                           $ 402,636   $ 30,821
                                                         ======================

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
        Accounts payable                                   $  27,782
        Accrued expenses, including related party of
                $10,830 at July 31, 2000                               $ 12,068
        Current portion of notes payable to related party     11,760
        Income taxes payable                                   2,912      4,450
                                                         ----------------------
Total current liabilities                                     42,454     16,518
                                                         ----------------------
Notes payable to related parties, net of current portion      45,000     60,568
                                                         ----------------------
Stockholders' equity (deficit):
        Common stock; $.0001 par value; 50,000,000 shares
                authorized; 17,858,500 and 16,000,000 shares
                issued and outstanding at April 30, 2001 and
                July 31, 2000, respectively                    1,786      1,600
        Additional paid-in capital                           452,521
        Accumulated other comprehensive loss                  (4,629)      (339)
        Accumulated deficit                                 (134,496)   (47,526)
                                                         ----------------------
Total stockholders' equity (deficit)                         315,182    (46,265)
                                                         ----------------------
                                                           $ 402,636   $ 30,821
                                                         ======================


The accompanying notes are an integral part of the consolidated
financial statements.                                                       F-2

                           On the Go Healthcare, Inc.

                      Consolidated Statements of Operations



                                                                                                         Ten Month
                                        Nine Months Ended              Period from        Year Ended    Period Ended
                                            April 30,              June 1, to July 31,      May 31,       May 31,
                                     ----------------------    ------------------------   -------------------------
                                       2001          2000          2000          1999        2000         1999
                                     ------------------------------------------------------------------------------
                                    (Unaudited)  (Unaudited)

Sales                                $    5,388   $   66,483                 $    9,593   $  107,890   $    4,614
Cost of sales                             1,088       27,147                                  45,826
                                     ------------------------------------------------------------------------------
Gross profit                              4,300       39,336                      9,593       62,064        4,614
Selling, general and administrative
        Expenses                        149,425       21,403   $    2,463         1,444       47,584       31,229
                                     ------------------------------------------------------------------------------
(Loss) income from operations          (145,125)      17,933       (2,463)        8,149       14,480      (26,615)
                                     ------------------------------------------------------------------------------

Other  income:
        Foreign currency exchange           176                                                   17          167
        Management fees                                                                                    36,613
                                     ------------------------------------------------------------------------------
 Total other income                         176                                                   17       36,780
                                     ------------------------------------------------------------------------------

Net (loss) income before income
        taxes                          (144,949)      17,933       (2,463)        8,149       14,497       10,165
Income tax  (benefit) expense           (57,979)       3,072                      1,792        3,060        2,273
                                     ------------------------------------------------------------------------------
Net (loss) income                    $  (86,970)  $   14,861   $   (2,463)   $    6,357   $   11,437   $    7,892
                                     ==============================================================================
Net (loss) income per common share        $(.01)       $ .00        $(.00)         $.00         $.00         $.00
                                     ==============================================================================
Weighted average number of
        common shares outstanding    16,725,337   16,000,000   16,000,000    16,000,000   16,000,000   16,000,000
                                     ==============================================================================



The accompanying notes are an integral part of the consolidated
financial statements.                                                       F-3

                           On the Go Healthcare, Inc.

     Consolidated Statements of Changes in Stockholders' Equity (Deficit)

                 Nine Months Ended April 30, 2001 (Unaudited),
                the Period from June 1, 2000 to July 31, 2000.
                      the Year Ended May 31, 2000, and
                   the ten month period ended may 31, 1999


                                                              Common Stock
                                                           --------------------
                                                            Shares    Amount
                                                           --------------------
Balance, July 31, 1998                                          1,200   $   199
Stock dividends on common stock                             1,670,000    11,017
Cash dividends on common stock
Comprehensive income:
        Foreign currency translation adjustment
        Net income for the year
Total comprehensive income
                                                           --------------------
Balance, May 31, 1999                                       1,671,200    11,216
Acquisition and retirement of common stock                 (1,670,000)  (11,017)
Cash dividends on common stock
Comprehensive income:
        Foreign currency translation adjustment
        Net income for the year
Total comprehensive income
                                                           --------------------
Balance, May 31, 2000                                           1,200       199
Adjustment for pooling of interests                        15,998,800     1,401
                                                           --------------------
Balance May 31, 2000, as restated                          16,000,000     1,600
Comprehensive loss:
        Foreign currency translation adjustment
        Net loss for the period
Total comprehensive loss
                                                           --------------------
Balance, July 31, 2000                                     16,000,000     1,600
Common stock issued for cash, net of offering costs
        of $11,918 (unaudited)                              1,858,500       186
Comprehensive loss:
        Foreign currency translation adjustment (unaudited)
        Net loss for the period (unaudited)
Total comprehensive loss (unaudited)
                                                           --------------------
Balance, April 30, 2001 (unaudited)                        17,858,500   $ 1,786
                                                           ====================

The accompanying notes are an integral part of the consolidated financial statements.

                             Accumulated
Additional                      Other           Total
Paid-In      Accumulated    Comprehensive   Stockholders'
Capital      (Deficit)      (Loss) Income   Equity (Deficit)
-------------------------------------------------------------
             $  (2,796)        $      192    $  (2,405)
               (11,017)
               (17,874)                        (17,874)

                                     (338)
                 7,892
                                                 7,554
--------------------------------------------------------------
               (23,795)              (146)     (12,725)
                                               (11,017)
               (31,106)                        (31,106)

                                      606
                11,437
                                                12,043
--------------------------------------------------------------
               (43,464)               460      (42,805)
                (1,599)                           (198)
--------------------------------------------------------------
               (45,063)               460      (43,003)
                                     (799)
                (2,463)
                                                (3,262)
--------------------------------------------------------------
               (47,526)              (339)     (46,265)

$ 452,521                                      452,707

                                   (4,290)
               (86,970)
                                               (91,260)
--------------------------------------------------------------
$ 452,521   $ (134,496)        $   (4,629)   $ 315,182
==============================================================

                           On the Go Healthcare, Inc.
                     Consolidated Statements of Cash Flows


                                                                                                                   Ten Month
                                                  Nine Months Ended              Period from        Year Ended    Period Ended
                                                      April 30,              June 1, to July 31,      May 31,       May 31,
                                               ----------------------    ------------------------   -------------------------
                                                 2001          2000          2000          1999        2000          1999
                                               ------------------------------------------------------------------------------
                                              (Unaudited)  (Unaudited)


Operating activities

  Net (loss) income                            $(86,970)      $14,861     $(2,463)        $6,357     $11,437        $7,892
                                               ------------------------------------------------------------------------------
  Adjustments to reconcile net (loss) income
    to net cash and cash equivalents
    (used)provided by operating activities:
      Depreciation and amortization              13,760         5,578                        138       5,833         1,129
      (Increase) decrease in:
        Inventory                                (7,848)
        Prepaid expenses and other
          current assets                         (2,149)                     (198)                       667
        Deferred income taxes                   (57,980)
      Increase (decrease) in:
        Accounts payable                         28,572        39,109
        Accrued expenses                        (11,956)       (5,768)       (130)        (6,996)      5,155         2,810
        Income taxes payable                     (1,354)        2,133                      1,792       2,125            53
                                               ------------------------------------------------------------------------------
  Total adjustments                             (38,955)       41,052        (328)        (5,066)     13,780         3,992
                                               ------------------------------------------------------------------------------
  Net cash and cash equivalents (used)
    provided by operating activities           (125,925)       55,913      (2,791)         1,291      25,217        11,884
                                               ------------------------------------------------------------------------------
Investing activities

  Acquisition of web site development costs     (17,799)
  Acquisition of equipment                      (56,277)
  Loan receivable, related party                                3,734                     (1,991)      7,299        11,043
                                               ------------------------------------------------------------------------------
  Net cash and cash equivalents (used)
   provided by investing activities             (74,076)        3,734                     (1,991)      7,299        11,043
                                               ------------------------------------------------------------------------------
Financing activities

  Deferred offering costs                       (73,807)
  Dividends on common stock                                   (27,289)                    (4,226)    (31,106)      (17,874)
  Proceeds from issuance of common stock        464,625
  Payments on loan payable to related party        (769)      (22,328)         -                     (23,826)      (11,853)
  Payments from loan payable from related party      -             -        1,366          6,844      34,988            -
  Acquisition and retirement of common
    stock                                                     (11,017)                               (11,017)
                                               ------------------------------------------------------------------------------
  Net cash and cash equivalents (used)
   provided by financing activities             390,049       (60,634)      1,366          2,618     (30,961)      (29,727)
                                               ------------------------------------------------------------------------------
Effect of exchange rate changes on cash
  and cash equivalents                           (4,994)         (225)         30            (25)       (356)          (35)
                                               ------------------------------------------------------------------------------


The accompanying notes are an integral part of the consolidated
financial statements.                                                       F-5

                           On the Go Healthcare, Inc.
                      Consolidated Statements of Cash Flows


                                                                                                                   Ten Month
                                                  Nine Months Ended              Period from        Year Ended    Period Ended
                                                      April 30,              June 1, to July 31,      May 31,       May 31,
                                               ----------------------    ------------------------   -------------------------
                                                 2001          2000          2000          1999        2000          1999
                                               ------------------------------------------------------------------------------
                                              (Unaudited)  (Unaudited)

Net increase (decrease) in cash and cash
   equivalents                                   185,054       (1,212)     (1,395)        1,893        1,199          (6,835)

Cash and cash equivalents at beginning of
   year                                                0        2,494       1,395           196          196           7,031
                                               ------------------------------------------------------------------------------
Cash and cash equivalents at end of year       $ 185,054     $  1,282     $     0      $  2,089      $ 1,395        $    196
                                               ==============================================================================
Supplemental disclosures of cash flow
   information and noncash investing
   and financing activities:

      Cash paid for income taxes               $   1,353     $      0     $     0      $      0      $   935        $  2,220
                                               ==============================================================================

        During the period June 1, 2000 to July 31, 2000, the Company issued 16,000,000 shares at a par value of $.0001 per share in connection with the acquisition of the common stock of The International Mount Company LTD
(see Note 1).

        During the year ended May 31, 2000, the Company acquired equipment of $33,280 from a related party via the issuance of a note payable of the same amount.

        During the ten month period ended May 31, 1999, the Company issued 1,670,000 shares of common stock for a stock dividend of $11,017.







The accompanying notes are an integral part of the consolidated
financial statements.                                                       F-6

                           On the Go Healthcare, Inc.

                    Notes to Consolidated Financial Statements

               Nine Months Ended April 30, 2001and 2000 (Unaudited), the Periods from June 1, to July 31, 2000, and 1999 the Year Ended May 31, 2000, and the ten month period ended May 31, 1999

1.      Background Information and Business Acquisition

On the Go Healthcare, Inc. ("On the Go") is a Delaware corporation incorporated on July 21, 2000. The International Mount Company LTD ("International Mount") was incorporated under the laws of Canada in August 1993. On July 21, 2000, On the Go acquired International Mount in a business combination accounted for in a manner similar to a pooling of interests since it is a combination of entities under common control. International Mount became a wholly owned subsidiary of On the Go via a cash payment of $198, and the exchange of 16,000,000 shares of common stock of On the Go for all of the outstanding stock of International Mount. The accompanying consolidated financial statements are based on the assumption that the companies were combined for all periods presented.


The consolidated financial statements present the accounts of On the Go Healthcare, Inc. and its wholly owned subsidiary The International Mount Company LTD. The consolidated entities will hereinafter be referred to as the Company. All significant intercompany accounts and transactions have been eliminated.


The Company's current principal line of business is the manufacturing and distribution of healthcare products throughout Canada. The Company's target customers include hospitals, nursing homes, physicians, home healthcare, and rehabilitation re-distributors, as well as wholesalers and retailers of healthcare products. The corporate headquarters is located in Ontario, Canada. Prior to the business acquisition, the principal line of business of International Mount was the wholesaling of mounts for cellular phone connections.


2.      Significant Accounting Policies

The significant accounting policies followed are:


        The consolidated financial statements as of April 30, 2001 and for the nine months ended April 30, 2001 and 2000 are unaudited. In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the nine-month periods ended April 30, 2001 and 2000, (b) the financial position at April 30, 2001, and
        (c) cash flows for the nine-month periods ended April 30, 2001 and 2000, have been made.


        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         On the Go Healthcare, Inc.

                    Notes to Consolidated Financial Statements

               Nine Months Ended April 30, 2001and 2000 (Unaudited), the Periods from June 1, to July 31, 2000, and 1999 the Year Ended May 31, 2000, and the ten month period ended May 31, 1999



2.      Significant Accounting Policies (continued)

        On the Go was incorporated on July 21, 2000, therefore the financial statements for periods previous to that date represent the financial statements of International Mount. Effective May 31, 1999, International Mount changed its fiscal year-end from July 31st to May 31st. The consolidated financial statements for the period ended May 31, 1999 present the financial information for the ten month period August 1, 1998 to May 31, 1999. The fiscal year end of On the Go is July 31. All financial information subsequent to July 21, 2000, date of incorporation of On the Go, will be based on the fiscal year end of On the Go.


        Cash equivalents consist of all highly liquid debt instruments purchased with a maturity of three months or less.

        The majority of cash is maintained with two major financial institutions in Canada. Deposits with these banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.

        Inventory, consisting mainly of finished healthcare products, is stated at the lower of cost (determined on a specific item basis) or market.

        Plant and equipment are recorded at cost. Depreciation is calculated by the declining-balance and straight-line methods over the estimated useful lives of the assets, ranging generally from one to six years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When plant and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.


        The Company follows Statement of Financial Accounting Standards Board Statement No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. In performing the review of recoverability, the Company estimates the future undiscounted cash flows that are expected to result from the use of the assets and their eventual disposition. Because events and

                         On the Go Healthcare, Inc.

                    Notes to Consolidated Financial Statements

               Nine Months Ended April 30, 2001and 2000 (Unaudited), the Periods from June 1, to July 31, 2000, and 1999 the Year Ended May 31, 2000, and the ten month period ended May 31, 1999



2.      Significant Accounting Policies (continued)

        circumstances frequently do not occur as expected, there will usually be differences between the estimated and actual future undiscounted cash flows, and these differences may be material. If an asset is determined to be impaired, the Company recognizes a loss for the difference between the carrying amount and the fair value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. During the periods presented, the Company determined that its long-lived assets were not impaired.


        The Company accounts for web site development costs in accordance with FASB Emerging issues Task Force Issue No. 00-2. This pronouncement concludes that costs related to web site planning activities should be charged to operations as incurred; costs incurred in the web site application and infrastructure development stage should normally be accounted for pursuant to Statement of Position 98-1, "Accounting for the Costs of Software to be Developed for Internal Use" (SOP 98-1); fees incurred for web site hosting should be charged to operations over the period of benefit; and costs incurred in the operating stage should generally be expensed immediately.

        SOP 98-1 provides guidance on accounting for costs of computer software developed for internal use. Costs associated with software developed or obtained for internal use are capitalized when both the preliminary project stage is completed and the Company's management has authorized further funding of the project that it deems probable will be completed and used to perform the function intended. Capitalized costs include only (1) external direct costs of materials and services used in developing or obtaining internal-use software, (2) payroll and payroll related costs for employees who are directly associated with and who devote time to the internal use software project, and
        (3) interest costs incurred, when material, while developing internal use software. Capitalization of such costs ceases no later than the point at which the project is substantially complete and is ready for its intended purpose.


        Software development costs are being amortized on the straight line basis over a period of two years. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred. For the nine months ended April 30, 2001, the Company capitalized $17,349 of costs related to development of the Company's web site. Amortization expense for the nine months ended April 30, 2001 (unaudited) amounted to $2,160.

                         On the Go Healthcare, Inc.

                    Notes to Consolidated Financial Statements

               Nine Months Ended April 30, 2001and 2000 (Unaudited), the Periods from June 1, to July 31, 2000, and 1999 the Year Ended May 31, 2000, and the ten month period ended May 31, 1999


2.      Significant Accounting Policies (continued)

        Foreign currency translation adjustments arise from the translation of the functional currency of International Mount (Canadian dollars) into the reporting currency of On the Go (U.S. dollars). The balance sheet is translated at the exchange rate in effect at the balance sheet date, while the statement of operations is translated at the average rates of exchange during the period. The resulting translation adjustments are recorded directly to accumulated other comprehensive income (loss).

        Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in currencies other than the functional currency of International Mount
        (Canadian Dollars). These transaction gains and losses are included in results of operations.


        Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.


        Offering costs associated with the sale of stock are capitalized and offset against the proceeds of the offering or expensed if the offering is unsuccessful.


        Basic earnings (loss) per common share is calculated by dividing net earnings (loss) by the average number of common shares outstanding during the year. Diluted earnings (loss) per common share is by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options. There are no potentially dilutive stock options outstanding for the periods presented.


        The Company recognizes revenue when title of goods passes to the customer (generally upon shipment).

        The Company records amounts billed to customers for shipping and handling costs as sales revenue. Costs incurred by the Company for shipping and handling are included in costs of sales.

        The Company offers discounts and point-of-sale rebates to its customers on its products. The costs of these discounts and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

        Advertising costs  are charged to operations when the advertising
        first takes place.    Advertising expense for the nine months ended
        April 30, 2001 and 2000 (unaudited) amounted to $10,936 and $0, respectively. Advertising expense for the periods June 1, to July 31, 2000 and 1999, the year ended May 31, 2000, and the ten month period ended May 31, 1999 amounted to $0, $0, $5,683, and $0, respectively. The Company has not incurred any direct-response advertising costs.

                         On the Go Healthcare, Inc.

                    Notes to Consolidated Financial Statements

               Nine Months Ended April 30, 2001and 2000 (Unaudited), the Periods from June 1, to July 31, 2000, and 1999 the Year Ended May 31, 2000, and the ten month period ended May 31, 1999




3.      Plant and Equipment

Plant and equipment consist of:

                                        April 30,              July 31,
                                           2001                  2000
                                        -------------------------------
                                        (Unaudited)
        Machinery and equipment          $  65,561           $  33,168
        Office equipment                    10,002
        Computer software                    9,872
            Computer hardware                2,245
        Leasehold improvements               4,819               5,027
                                         -----------------------------
                                            92,499              38,195
        Less accumulated depreciation       19,023               7,908
                                         -----------------------------
                                         $  73,476           $  30,287
                                         =============================



4.      Notes Payable and Other Related Party Transactions

During the year ended May 31, 2000, the Company acquired equipment totaling $33,280 from an entity owned by the Company's majority stockholder via the issuance of a note payable. The purchase price for the equipment represents the original cost of the equipment to the related entity. Also during the year ended
May 31, 2000 and the ten month period ended May 31, 1999, the Company received advances of $33,426 and $11,043, respectively from the same related entity.


Notes payable to related parties at April 30, 2001 (unaudited) and July 31, 2000 in the amounts of $56,760 and $60,568 consist of amounts due to stockholders and affiliated companies for the above related party transactions and advances. These notes are non-interest bearing, unsecured, and have been recorded on a non-discounted basis. As of April 30, 2001 (unaudited).
$11,760 of the balance is expected to be repaid prior to May 1, 2002 and is included in current liabilities on the accompanying consolidated balance sheets. The remaining balance of $45,000 is not expected to be repaid prior to May 1, 2002.


During the nine months ended April 30, 2001 (unaudited), the year ended
May 31, 2000 and the ten month period ended May 31, 1999, the Company paid consulting fees of $4,546, $6,792, and $3,958, respectively, to a family member of the Company's majority stockholder. Included in accrued expenses at July 31, 2000 is $10,830 related to these consulting fees.

                        On the Go Healthcare, Inc.

                    Notes to Consolidated Financial Statements

               Nine Months Ended April 30, 2001and 2000 (Unaudited), the Periods from June 1, to July 31, 2000, and 1999 the Year Ended May 31, 2000, and the ten month period ended May 31, 1999



4.      Notes Payable and Other Related Party Transactions (continued)

During the ten month period ended May 31, 1999, the Company provided management services for a fee of $36,613 to an entity owned by a family member of the Company's majority stockholder. There was no specific agreement relating to the provision of these services.

During the ten month period ended May 31, 1999, the Company shared office space with an entity owned by the Company's majority stockholder. For the ten month period ended May 31, 1999, total rent paid to the landlord on behalf of the affiliated company amounted to $18,301.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

5.      Common Stock


During the ten month period ended May 31, 1999, the Company declared a dividend of $11,017 on the issued and outstanding common stock of the Company for stockholders of record as of December 30, 1998. The number of shares to be issued was based on the par value of the common stock in Canadian Dollars. This dividend was paid via the issuance of 1,670,000 new shares of common stock. These shares were subsequently re-acquired and retired by the Company during the year ended May 31, 2000 at a cost of $11,017. The price to reacquire the shares was determined based on the par value of the common stock in Canadian Dollars.


During the nine months ended April 30, 2001 (unaudited), the Company issued 1,858,500 shares of its common stock for proceeds of $452,707, net of offering costs of $11,918, under a private placement offering. Under the offering, the Company could issue a maximum of 4,000,000 shares of its common stock at a price of $.25 per share. The offering was closed on April 20, 2001.

Subsequent to April 30, 2001, the Company plans to complete a public offering for the sale of up to 2,141,500 shares of common stock at a price of $.25 per share. Prior to this public offering, the Company's president and majority stockholder owned 68% of the Company's common stock. Upon completion of the proposed offering, the Company's president and majority stockholder will own 61% of the Company's common stock.

6.      Lease Commitments


The Company leases its operating facility from an entity owned by a family member of the Company's majority stockholder under a non-cancelable operating lease expiring in November 2002. Total future minimum rental payments required under this lease as of April 30, 2001 (unaudited) are as follows:


                Period Ending
                April 30
                -------------
                        2002            $ 19,376
                        2003            $ 11,303
                                        --------
                                        $ 30,679
                                        ========

Rent expense amounted to $13,133 and $3,475 for the nine-months ended April 30, 2001 and 2000 (unaudited), respectively. Rent expense amounted to $0, $0, $10,635, and $9,151 for the periods June 1 to July 31, 2000 and 1999, the year ended May 31, 2000, and the ten month period ended
May 31,1999, respectively.

The above related party lease transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party.

                        On the Go Healthcare, Inc.

                    Notes to Consolidated Financial Statements

               Nine Months Ended April 30, 2001and 2000 (Unaudited), the Periods from June 1, to July 31, 2000, and 1999 the Year Ended May 31, 2000, and the ten month period ended May 31, 1999



7.      Income Taxes

On the Go Healthcare, Inc. is a corporation that reports and files a U.S. corporation business tax return. The Company's wholly owned subsidiary, The International Mount Company LTD, is a corporation that reports and files its corporate business tax return with the Canada Customs and Revenue Agency, which governs the administration of income taxes for Canada.

 The components of the provision for income tax expense consist of:



                                                                                                         Ten Month
                                        Nine Months Ended              Period from        Year Ended    Period Ended
                                            April 30,              June 1, to July 31,      May 31,       May 31,
                                     ----------------------    ------------------------   -------------------------
                                        2001          2000         2000          1999        2000         1999
                                     ------------------------------------------------------------------------------
                                    (Unaudited)  (Unaudited)

        Federal deferred             $ (57,979)   $      0     $      0      $      0     $     0      $     0
                                     $       0
        State and local                      0           0            0             0           0            0
        Foreign                              0       3,072            0         1,792       3,060        2,273
                                     ------------------------------------------------------------------------------
        Total                        $ (57,979)   $  3,072     $      0        $1,792     $ 3,060      $ 2,273
                                     ==============================================================================

The Company has a U.S. income tax operating loss carryforward of approximately $145,000 that expires in the year 2021. This loss gives rise to a deferred tax asset of approximately $58,000 at April 30, 2001(unaudited).

                        On the Go Healthcare, Inc.

                    Notes to Consolidated Financial Statements

               Nine Months Ended April 30, 2001and 2000 (Unaudited), the Periods from June 1, to July 31, 2000, and 1999 the Year Ended May 31, 2000, and the ten month period ended May 31, 1999


7.      Income Taxes (continued)

The principal reason that the aggregate income tax provision is different from that computed by using the U.S. statutory rate of 34 percent is as follows:



                                                                                                         Ten Month
                                        Nine Months Ended              Period from        Year Ended    Period Ended
                                            April 30,              June 1, to July 31,      May 31,       May 31,
                                     ----------------------    ------------------------   -------------------------
                                       2001          2000          2000          1999        2000         1999
                                     ------------------------------------------------------------------------------
                                    (Unaudited)  (Unaudited)
        Tax at U.S. statutory rate   $ (49,283)   $  6,097     $   (838)     $  2,771     $  4,929     $    3,456
        Changes in tax resulting
           from foreign income
           tax at rates other than
           U.S. statutory rate          (8,696)     (3,025)        (147)         (979)      (1,869)        (1,183)
        Increase in valuation
           allowance                         0                      985                          0              0
                                     ------------------------------------------------------------------------------
        Income tax provision         $ (57,979)   $  3,072      $     0      $  1,792     $  3,060     $    2,273
                                     ==============================================================================

_________________________________________         ____________________________

   No dealer, salesman or any other person          ON THE GO HEALTHCARE, INC.
has been authorized to give any information            2,141,500 Shares of
or to make any representations other than                 Common Stock
those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by On the Go
Healthcare, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


           _____________________


                                                            _____________
   Until January 21, 2002 all dealers
effecting transactions in the registered                      PROSPECTUS
securities, whether or not participating                    _____________
in the distribution thereof, may be
required to deliver a Prospectus. This
is in addition to the obligation of
dealers to deliver a Prospectus when
acting as Underwriters and with respect
to their unsold allotment or subscriptions.                September 21, 2001

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.   Indemnification of Directors and Officers

        Please refer to "MANAGEMENT - Limitations on Director Liability."

Item 25.   Other Expenses of Issuance and Distribution

        The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the NASD filing fees.


                                                          Amount to
                                                            Be paid
        SEC Registration Fee                            $    487.49
        NASD filing fee                                 $    500
        OTC Bulletin Board fees                         $    812.51
        Printing expenses                               $  4,000
        Legal fees and expenses                         $ 28,000
        Accounting fees and expenses                    $ 28,000
        Transfer agent                                  $  1,500
        Blue sky fees and expenses                      $    500
        Stock certificates                              $    200
        Miscellaneous                                   $  1,000

        Total                                           $ 65,000


Item 26.   Recent Sales of Unregistered Securities

        From the period since inception to the date of the prospectus, we have sold the following unregistered securities:

        July 21, 2000 - We issued 16,000,000 shares of our common stock, par value $.0001 to the then shareholder of all of the issued and outstanding shares of International Mount, our President, Mr. Stuart Turk, pursuant to Section 4(2) of the Securities Act. Mr. Turk subsequently gifted 3,800,000 shares from his 16,000,000 shares to the persons identified below.


        Name                                            Number of shares

        Gerald Sohl                                     750,000
        Franca Ibbotson                                 300,000
        Geoffre Eiten                                   750,000
        Kitty Bahar                                     600,000
        Halpern Family Trust                            600,000
        IPO Business.com                                800,000

        Nine Month Period Ended April 30, 2001 - We issued a total 1,858,500 shares of our common stock, par value $.0001 to the investors identified below in connection with a private placement offering of 4,000,000 of such securities at an offering price of $0.25 per share which was exempt from registration pursuant to Rule 506 of Regulation D. All of the investors in this offering were accredited investors, as defined in Rule 501 of Regulation D.


        Name                                              Number of shares
        Mayer Amsel                                         2,500
        Arthur Andrews                                     60,000
        Abe Benitah                                        40,000
        Simone Blaine                                       1,000
        Joseph Cohen                                       39,000
        Tony Diveronica                                    20,000
        Jeffrey Essebaq                                    11,500
        Evelyn Farber                                      20,000
        Amy Feder                                          20,000
        Maureen Feder                                      20,000
        Julius Grybuc                                      10,000
        Mark Halpern                                       28,000
        Steven Holzberg                                   100,000
        Peter Horansky                                     10,000
        Harry Lebovic                                     140,000
        Aviva Malleu                                        1,000
        Nina Nadler                                        10,000
        Shane Nesbitt                                      10,000
        Nilesh Patel                                       20,000
        Judy Rubinoff                                      20,000
        Michael Serruya                                   200,000
        Yossi Shalom                                       10,000
        Jim Suissa                                         30,000
        Michael Tuszynski                                   2,500
        Richard Wagman                                    200,000
        Walter Wagner                                      10,000
        Jack Weinberger                                    60,000
        JDH Holdings                                      100,000
        Kaylor Investments                                 40,000
        Richland Capital Management Ltd.                   40,000
        Nadav Elituv                                      484,000
        Michael Levine                                     40,000
        Avi Lusca                                          20,000
        Edenbrook                                          39,000




Exhibits

         2.1  Sole Director Resolution Int'l Mount*
         2.2  Board Resolution On The Go*
         3.1  Articles of Incorporation On The Go*
         3.2  Articles Of Incorporation Int'l Mount*
         3.3  Articles Of Amendment Int'l Mount*
         3.4  By-laws On The Go*
         3.5  By Laws Int'l Mount Pages 1-19*
         3.6  By Laws Int'l Mount Borrowing*
         4.1  Stock Specimen*
         5.1  Opinion regarding legality of shares and Consent of counsel*
        10.1  Lease On The Go*
        23.1  PNC Consent of Independent Auditors
        23.2  Consent of counsel- see Exhibit 5.1
        27.1  Financial Data Schedule*

* Previously filed.

Undertakings

(a)(1) To file, during any period in which it offers or sells securities, post-effective amendments to this registrations statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.
        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
        (iii) Include any additional or changed material information on the plan of distribution.

(b)  Acceleration of Effectiveness

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such time.

(c)  Rule 430A

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Amendment No.3 to the registration statement to be signed on its behalf by the undersigned, in the city of Concord, Province Ontario, Country of Canada, on September 19, 2001.


                                                    ON THE GO HEALTHCARE, INC.

                                              By:/s/ Stuart Turk
                                              --------------------------------
                                              Stuart Turk, President


        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:


Signature                       Title                                   Date
Date

By:/s/ Stuart Turk                                                     9/19/01
------------------------        President, Chief Executive Officer,    -------
Stuart Turk                     Chairman and Director

By:/s/ Evan Schwartzberg        Chief Financial Officer                9/19/01
------------------------                                               -------
Evan Schwartzberg

By:/s/ Ralph Magid              Director                               9/19/01
------------------------                                               -------
Ralph Magid

By:/s/ Randal A. Kalpin         Director                               9/19/01
------------------------                                               -------
Randal A. Kalpin